UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2025

ALLURION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41767	92-2182207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive

Natick, MA, 01760

(Address of Principal Executive Offices, including Zip Code)

(508) 647-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 0.056818 shares of Common Stock for $202.50 per share	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2025, Allurion Technologies, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with funds affiliated with RTW Investments, LP (collectively, “RTW”), pursuant to which the Company agreed to sell to RTW 841,751 shares (the “Shares”) of its common stock, par value $0.0001 per share, for an aggregate purchase price of approximately $2.5 million at a purchase price per share of $2.97 (the “Private Placement”). The Private Placement closed on January 16, 2025 (the “Closing Date”).

Pursuant to the Subscription Agreement, the Company has agreed to file a resale registration statement with the Securities and Exchange Commission (“SEC”) within 45 days after the Closing Date to register the resale of the Shares. The Company must use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than the date which shall be either (a) in the event that the SEC does not review such registration statement, 90 days after the Closing Date, or (b) in the event that the SEC reviews such registration statement, 120 days after the Closing Date (but in any event, no later than three business days following the SEC indicating that it has no further comments on the registration statement).

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The offer, issuance and sale of the Shares issued or issuable pursuant to the Subscription Agreement have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, such securities may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On January 14, 2025, the Company issued a press release announcing the Private Placement and certain estimated preliminary unaudited financial results for the fourth quarter and fiscal year ended December 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, Item 9.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 above, which description is incorporated by reference into this Item 3.02, the Shares were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) under the Securities Act and Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sale of the Shares did not involve a public offering and was made without general solicitation or general advertising. RTW represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, and is acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration, or an exemption from registration, under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy Shares or any other securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Subscription Agreement, dated as of January 14, 2025, between Allurion Technologies, Inc. and the investors named therein.

99.1	Press Release issued January 14, 2025 furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLURION TECHNOLOGIES, INC.

Date: January 16, 2025	By:	/s/ Brendan Gibbons
	Name:	Brendan Gibbons
	Title:	Chief Legal Officer